Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-165579) of Northeast Utilities of our report dated February 7, 2012  relating to the financial statements and financial statement schedule of NSTAR Electric Company, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2013